EXIBIT 99.2


SMARTSERV                     Investor Contact:         Media Contacts:
[LOGO]                        Robert Pons               Yin Chang/Henry Feintuch
                              Chief Executive Officer   KCSA Public Relations
                              SmartServ Online, Inc.    212-896-1228 / 896-1212
                              610-397-0689, Ext. 202    ychang@kcsa.com /
                              rpons@smartserv.com       hfeintuch@kcsa.com
                              www.smartserv.com

                                                           FOR IMMEDIATE RELEASE

              SMARTSERV COMPLETES PRIVATE PLACEMENT OF $10 MILLION

PLYMOUTH MEETING, PA., MARCH 1, 2004 - SmartServ Online, Inc. (OTC: SSRV) announced that it has completed closing of $10 million in the aggregate in gross proceeds in its private offering of investment units consisting of shares of Series A Convertible Preferred Stock and warrants to purchase Common Stock.

On Friday, February 27, 2004, SmartServ completed the second and final closing in the amount of approximately $6 million in gross proceeds in its private offering. Previously, on February 13, 2004, SmartServ completed the first closing of approximately $4 million in gross proceeds.

SmartServ had increased the maximum amount of its private offering to $10 million from the initial maximum amount of $6 million (exclusive of up to 30% to cover any over allotments).

The Units were privately placed with accredited investors pursuant to Regulation D under the Securities Act of 1933, as amended. SmartServ expects to use the net proceeds of this offering for repayment of outstanding obligations, completion of strategic acquisitions and general working capital.

In addition to the Units sold in the first closing, Units were also issued to holders of SmartServ's convertible debentures totaling $3 million plus accrued interest, in a conversion of such debentures into Units.

The Units and underlying securities issued in this offering were not registered under the Securities Act of 1933, as amended, or state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act of 1933, as amended.

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SMARTSERV / 2

ABOUT SMARTSERV
SmartServ (OTC: SSRV) is a wireless applications service provider offering applications, development and hosting services. SmartServ's customer and distribution relationships include wireless carriers, strategic partners, and a major financial institution. Our applications can be delivered via Java(TM) 2 Platform, Micro Edition (J2ME(TM)), QUALCOMM's Binary Runtime Environment for Wireless(TM) (BREW(TM)) solution, WAP and SMS, as well as RIM Blackberry and Pocket PC devices. For more information, please visit www.smartserv.com.

FORWARD-LOOKING STATEMENTS
This news release may contain forward-looking statements that involve risks and uncertainties. Forward-looking statements in this document and those made from time-to-time by the Company are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements concerning future plans or results are necessarily only estimates and actual results could differ materially from expectations. Certain factors that could cause or contribute to such differences include, and are not limited to, potential fluctuations in quarterly results, the size and timing of awards and performances on contracts, dependence on large contracts and a limited number of customers, dependence on wireless and/or internet networks of third-parties for certain products and services, lengthy sales and implementation cycles, changes in management estimates incident to accounting for contracts, availability and cost of key components, market acceptance of new or enhanced products and services, proprietary technology and changing technology, competitive conditions, system performance, management of growth, the risk that the Company's current and future products and services may contain errors or be affected by technical problems that would be difficult and costly to detect and correct, dependence on key personnel and general economic and political conditions and other factors affecting spending by customers, and other risks described in the Company's filings with the Securities and Exchange Commission.

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